UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

PANHANDLE EASTERN PIPE LINE COMPANY, LP

(Exact name of registrant as specified in its charter)

Delaware	1-2921	44-0382470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3738 Oak Lawn Ave. Dallas, Texas	75219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 981-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

As previously reported, on November 19, 2013, Energy Transfer Partners, L.P. (“ETP”) and Energy Transfer Equity, L.P. (“ETE”) entered into a Redemption and Transfer Agreement (the “RTA”). Pursuant to the RTA, on February 19, 2014, ETP transferred its interest in Trunkline LNG Company, LLC (“TLNG”), the entity that owns a liquefied natural gas (“LNG”) regasification facility in Lake Charles, Louisiana, to ETE in exchange for the redemption of 18.71 million ETP units (the “Redeemed Units”) held by ETE (the “Transaction”).

The Redeemed Units represent an effective purchase price of approximately $1.02 billion based on ETP’s closing unit price as of February 18, 2014, and the Transaction was deemed effective as of January 1, 2014.

Immediately prior to the Transaction contemplated by the RTA, Panhandle Eastern Pipe Line Company, LP (“PEPL”) entered into the following agreement:

Transfer Agreement. On February 19, 2014, PEPL, a wholly-owned subsidiary of ETP, and ETP entered into the Transfer Agreement (the “Transfer Agreement”), pursuant to which PEPL transferred (the “Transfer”) its interest in TLNG to ETP in exchange for the partial repayment and cancellation by ETP of the Intercompany Notes (as defined below) and the entrance into the New 2029 Note (as defined below). The Transfer was completed on February 19, 2014.

PEPL, as successor in interest to Southern Union Company, a Delaware corporation, and ETP were parties to (i) that certain Intercompany Promissory Note, dated as of August 6, 2013 pursuant to which PEPL agreed to repay to ETP $277,486,000 plus applicable interest relating to ETP’s 7.60% Senior Notes due 2024 (the “2024 Note”), (ii) that certain Intercompany Promissory Note, dated as of August 6, 2013 pursuant to which PEPL agreed to repay to ETP $545,531,000 plus applicable interest relating to ETP’s Floating Rate Junior Subordinated Notes due 2066 (the “Floating Rate Note”) and (iii) that certain Intercompany Promissory Note, dated as of August 6, 2013 pursuant to which PEPL agreed to repay to ETP $266,675,000 plus applicable interest relating to ETP’s 8.25% Senior Notes due 2029 (the “Old 2029 Note” and, together with the 2024 Note and the Floating Rate Note, the “Intercompany Notes”). In consideration for the Transfer, the Intercompany Notes were cancelled and PEPL and ETP entered into a new Intercompany Promissory Note, dated as of February 19, 2014, in the amount of $82,954,000 plus applicable interest relating to ETP’s 8.25% Senior Notes due 2029 (the “New 2029 Note”), which amount was not repaid and cancelled pursuant to the Transfer Agreement.

The above descriptions of the Transfer Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transfer Agreement, which is filed as Exhibit 10.1 hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

To the extent required, the information set forth under Item 1.01 is incorporated into this Item 2.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Transfer Agreement, dated February 19, 2014, by and between Energy Transfer Partners, L.P. and Panhandle Eastern Pipe Line Company, LP

99.1	Unaudited pro forma financial information of Panhandle Eastern Pipe Line Company, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PANHANDLE EASTERN PIPE LINE COMPANY, LP (Registrant)

Date: February 25, 2014	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Transfer Agreement, dated February 19, 2014, by and between Energy Transfer Partners, L.P. and Panhandle Eastern Pipe Line Company, LP

99.1	Unaudited pro forma financial information of Panhandle Eastern Pipe Line Company, LP